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                                                                    Exhibit 2.2

                   FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT

         This FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT (this "AMENDMENT") is made and entered into on July 2, 2001, effective as of 12:01 a.m. Central Time on July 1, 2001, 2001, by and among EDS INFORMATION SERVICES L.L.C., a Delaware limited liability company (the "BUYER"), ELECTRONIC DATA SYSTEMS CORPORATION, a Delaware corporation (the "BUYER PARENT"), SABRE INC., a Delaware corporation ("SABRE" or the "SELLER"), and SABRE HOLDINGS CORPORATION, a Delaware corporation (the "SELLER PARENT").

         WHEREAS, Buyer, Buyer Parent, Seller and Seller Parent are parties to an Asset Purchase Agreement dated March 14, 2001 (the "ORIGINAL AGREEMENT";

         WHEREAS, the parties hereto desire to amend certain portions of the Original Agreement as set forth in this Amendment.

         NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration described herein, the Buyer, the Buyer Parent, the Seller and the Seller Parent agree as follows:

         1. The terms and provisions of the Original Agreement shall continue in full force and effect unless expressly amended by this Amendment. The representations and warranties contained in Articles V and VI of the Original Agreement, as amended by this Amendment, shall continue to be deemed to be made as of March 14, 2001 and shall not, by reason of this Amendment or otherwise, be deemed to have been made or remade at any later date (including the date of this Amendment).

         2.       The Original Agreement is hereby amended as follows:

                  (a)      Section 4.2(a)(xiv) is amended to read as follows:
         "[Intentionally Omitted]";

                  (b)      Section 4.2(b)(xii) is amended to read as follows:
          "[Intentionally Omitted]";

                  (c) Section 11.7 is amended to delete the phrase "the Revenue Sharing Agreement,";

                  (d)      The definition of "Transaction Documents" in
         Section 13.10 is amended to delete the phrases "the Revenue Sharing Agreement";

                  (e) Exhibit 4.2(a)(x) is deleted in its entirety and replaced with Exhibit 4.2(a)(x) attached to this Amendment;

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                  (f)      Exhibit 4.2(a)(xii) is deleted in its entirety and
         replaced with Exhibit 4.2(a)(xii) attached to this Amendment; and

                  (g)      Exhibit 4.2(a)(xiv) is deleted in its entirety;

         3. The parties hereby terminate the Air Services Business Letter of Intent.

         4. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas without giving effect to any of the conflict of law rules thereof.

         5. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

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         IN WITNESS WHEREOF, this Amendment has been executed by duly authorized officers of each of the parties as of the date first above written.

                                       EDS INFORMATION SERVICES L.L.C.


                                       By:      /s/ James W. S. Dullum
                                          ------------------------------------
                                       Name:    James W. S. Dullum
                                       Title:   Vice President

                                       ELECTRONIC DATA SYSTEMS CORPORATION


                                       By:      /s/ Paulett Eberhart
                                          ------------------------------------
                                       Name:    Paulett Eberhart
                                       Title:   President, U.S. Southwest - IS

                                       SABRE INC.


                                       By:      /s/ Mike. W. Nelson
                                          ------------------------------------
                                       Name:    Mike W. Nelson
                                       Title:   Senior Vice President and
                                                General Manager

                                       SABRE HOLDINGS CORPORATION


                                       By:      /s/ Jeffery M. Jackson
                                          ------------------------------------
                                       Name:    Jeffery M. Jackson
                                       Title:   Executive Vice President, Chief
                                                Financial Officer and Treasurer

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